July 8, 2002



Securities and Exchange Commission
Washington, DC 20549

Re:      Tel-Voice Communications, Inc.
         File No. 000-29-743

Dear Sir or Madam:

We have read Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of Tel-Voice Communications, Inc. dated July 17, 2002. We agree with the statements contained therein.

Very truly yours,



/s/ Stonefield Josephson, Inc.
-----------------------------
Stonefield Josephson, Inc.
Certified Public Accountants